UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

Borrowing Base Revolving Line of Credit Agreement

On May 21, 2008, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (the “WLH”), and California National Bank (“CNB”), entered into that certain Second Extension and Modification Agreement, effective as of May 21, 2008 (the “Modification”).

The Modification modifies and extends that certain Borrowing Base Revolving Line of Credit Agreement dated July 10, 2006 entered into between California Lyon and CNB (the “Agreement”). Pursuant to the Modification, the Maturity Date under the Agreement has been extended to July 10, 2009. In addition, California Lyon is required to comply with the following financial covenants:

•	A tangible net worth, as defined, of $175.0 million; and

•	A ratio of total liabilities to tangible net worth, each as defined, of less than 5.00 to 1 through December 31, 2008, decreasing to 3.25 to 1 effective January 1, 2009.

The Agreement provides for a maximum commitment of $50.0 million and interest is payable monthly at a rate equal to the lender’s “prime rate” or LIBOR based pricing, as defined.

This description is qualified in its entirety by the full text of the Modification, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Third Extension and Modification Agreement

On May 21, 2008, Circle G at the Church Farm North Joint Venture, LLC (the “Joint Venture”), an Arizona limited liability company, of which William Lyon Homes, Inc. (“California Lyon”), a wholly-owned subsidiary of William Lyon Homes (the “WLH”) holds a 50% membership interest, and California National Bank (“CNB”), entered into that certain Third Extension and Modification Agreement, effective May 19, 2008 (the “Modification”).

The Modification modifies and extends that certain Loan Agreement dated February 14, 2006 entered into between the Joint Venture and CNB (the “Agreement”). Pursuant to the Modification, the Maturity Date under the Agreement has been extended to July 1, 2011. As a condition of the Modification, the Joint Venture was required to repay a portion of the outstanding principal balance in the amount of $10.0 million, reducing the Maximum Loan Amount, as defined, to $24.5 million. The Joint Venture is required to make two scheduled principal payments of $5.0 million each, on June 30, 2009 and June 30, 2010, respectively.

In addition, California Lyon is required to comply with the following financial covenants:

•	A tangible net worth, as defined, of $175.0 million;

•	A ratio of total liabilities to tangible net worth, each as defined, of less than 5.00 to 1 through December 31, 2008, decreasing to 3.25 to 1 effective January 1, 2009; and

•	Minimum liquidity, as defined, of $20.0 million.

This description is qualified in its entirety by the full text of the Modification, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Extension and Modification Agreement to Borrowing Base Revolving Line of Credit Agreement dated May 21, 2008 by and between William Lyon Homes, Inc., a California corporation and California National Bank, a national banking association.

10.2	Third Extension and Modification agreement dated May 19, 2008, by and between Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company, and California National Bank, a national banking association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name:	Michael D. Grubbs
Its:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Extension and Modification Agreement to Borrowing Base Revolving Line of Credit Agreement dated May 21, 2008 by and between William Lyon Homes, Inc., a California corporation, and California National Bank, a national banking association.

10.2	Third Extension and Modification agreement dated May 19, 2008, by and between Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company, and California National Bank, a national banking association.

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